HemaCare Reports Profitable Fourth Quarter Results From Continuing Operations

LOS ANGELES, CA -- 03/03/2008 -- HemaCare Corporation (OTCBB: HEMA) announced today fourth quarter and year ended December 31, 2007 results. Including discontinued operations, the Company generated a loss in the quarter of $1,431,000, or $.16 per basic and fully diluted share, and for the year an overall loss of $7.8 million, or $0.90 per basic and fully diluted share. In 2006, net income for the quarter and year was $957,000 and $1.9 million, respectively.

Discussion of 2007 Continuing Operations

Fourth quarter revenues were $9.0 million, a decrease of 6% from the prior-year period. Income was $130,000 compared to $745,000 for the same quarter of 2006, which included an income tax benefit of $622,000 from the recognition of a deferred tax asset. Revenue for the year was $34.2 million, a 2% decrease from 2006, with a loss of $1.8 million compared to prior year income of $1.5 million.

The blood products segment gross profit in the quarter decreased $95,000, or 7%, when compared to 2006, principally due to a decline in whole blood collections at the Company's California-based mobile operations and cost increases for product testing, facilities and fuel. The blood services segment reported an $87,000, or 21%, improvement in gross profit for the fourth quarter of 2007 compared to the prior year period, driven mostly by a decrease in staff costs at the Company's Mid-Atlantic operation. For the year, gross profit decreased $1.2 million, or 18%, when compared to 2006.

General and administrative expenses for the year increased $946,000, or 18%, to $6.3 million from $5.4 million in 2006. This increase resulted principally from an increase in outside service costs for accounting, legal and Sarbanes-Oxley compliance consulting and $326,000 in non-recurring severance expense for the Company's former Chief Executive Officer. For all of 2007, general and administrative expenses represented 19% of revenue, an increase from 16% reported in 2006. General and administrative expenses in the fourth quarter increased $15,000, or 1%, compared to the prior year period, and represented 17% of sales.

Discussion of Discontinued Operations

The Company's Florida-based research blood products subsidiary was closed on November 5, 2007. This subsidiary generated a fourth quarter loss of $1,561,000 compared to a $212,000 profit in the same quarter of 2006. The loss includes operating losses for the period, severance and write-downs of assets to expected realizable value. Total losses incurred by this subsidiary in 2007 were $6.0 million, including a third quarter recognition of $4.3 million for goodwill impairment. The Company believes no further negative impact on its financial performance is likely from the closure of this operation.

Commenting on the 2007 results, Jay Steffenhagen, the Company's Interim Chief Executive Officer, stated, "We are pleased to report progress toward a return to profitable operations. Renewed focus on collections and cost containment initiatives have produced some positive results in the fourth quarter, strengthened by collections at schools, which re-opened after the summer break. The company continues to seek better operating results, but it is important to note that the first quarter of 2008 is expected to be seasonally weak, with sequentially lower sales when compared to the fourth quarter of 2007. Challenges remain, but everyone at HemaCare is striving for sales growth and profitability. I look forward to reporting on our progress in future quarters."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to, the ability of management to improve the operations and profitability of the remaining business, the success of management's initiatives to increase collection volumes and reduce costs at the Company's California blood products operation, and the absence of any further negative impact on the Company's financial performance from the closure of its Florida-based research blood products subsidiary. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: the Company has reported losses for three consecutive quarters and may not return to profitability, the Company is in default under the Comerica credit agreement and HemaBio notes which could result in acceleration of note obligations which the Company has insufficient resources to satisfy; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company's lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company's dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company's industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company's charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company's common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

                           HemaCare Corporation
                        Condensed Consolidated Data
                                (Unaudited)

                     Three Months Ended           Twelve Months Ended
                        December 31,                  December 31,
                     2007          2006           2007            2006
                 ------------  -----------    ------------    ------------
Statements of
 Operations:

Revenues         $  8,961,000  $ 9,541,000    $ 34,166,000    $ 34,720,000

Gross Profit     $  1,684,000  $ 1,692,000    $  5,158,000    $  6,319,000
                 ------------  -----------    ------------    ------------

General and
 administrative
 expenses        $  1,530,000  $ 1,515,000    $  6,340,000 (1)$  5,394,000
                 ------------  -----------    ------------    ------------

Income (loss)
 before income
 taxes and
 discontinued
 operations      $    154,000  $   177,000    $ (1,182,000)   $    925,000

Provision for
 (benefit from)
 income taxes    $     24,000  $  (568,000)(2)$    646,000 (3)$   (546,000)

                 ------------  -----------    ------------    ------------
Net income
 (loss) before
 discontinued
 operations      $    130,000  $   745,000    $ (1,828,000)   $  1,471,000
                 ------------  -----------    ------------    ------------

Income (loss)
 from
 discontinued
 operations, net
 of tax impact   $ (1,561,000) $   212,000    $ (5,960,000)   $    380,000
                 ------------  -----------    ------------    ------------

Net income
 (loss)          $ (1,431,000) $   957,000    $ (7,788,000)   $  1,851,000
                 ============  ===========    ============    ============

Basic earnings
 (loss) per
 share           $      (0.16) $      0.11    $      (0.90)   $       0.22
                 ============  ===========    ============    ============

Diluted earnings
 (loss) per
 share           $      (0.16) $      0.10    $      (0.90)   $       0.20
                 ============  ===========    ============    ============

Weighted average
 shares
 outstanding -
 basic              8,800,000    8,496,000       8,687,000       8,265,000
                 ============  ===========    ============    ============

Weighted average
 shares
 outstanding -
 diluted            8,800,000    9,358,000       8,687,000       9,095,000
                 ============  ===========    ============    ============

(1) Includes $326,000 in non-recurring severance expenses to the Company’s former Chief Executive Officer.

(2) Includes $622,000 income tax benefit from the recognition of a deferred tax asset.

(3) Includes $622,000 addition to provision for income taxes from the elimination of the 2006 deferred tax asset.

                                               December 31,   December 31,
                                                  2007           2006
                                              -------------- --------------
Balance Sheets:

Assets
Cash and cash equivalents                     $      420,000 $      623,000
Other current assets                               7,135,000     13,643,000
Non-current assets                                 4,939,000      4,781,000
                                              -------------- --------------
Total assets                                  $   12,494,000 $   19,047,000
                                              ============== ==============

Liabilities and Shareholders' Equity
Current liabilities                           $    8,790,000 $    8,780,000
Long-term liabilities                                631,000        414,000
Shareholders' equity                               3,073,000      9,853,000
                                              -------------- --------------
Total liabilities and shareholders' equity    $   12,494,000 $   19,047,000
                                              ============== ==============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com